EXHIBIT 10.1

FIRST MODIFICATION OF PROMISSORY NOTE

This FIRST MODIFICATION OF PROMISSORY NOTE (the “Agreement”) is made as of this 21st day of December, 2010, by and between SONOMAWEST HOLDINGS, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”), as successor by merger to Wachovia Bank, National Association.

RECITALS

A.           Borrower is indebted to the Bank pursuant to the terms and conditions of that certain Promissory Note dated May 21, 2008, in the principal amount of $2,500,000, executed by Borrower and payable to the order of the Bank (the “Note”);

B.           The Note is secured by that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated May 21, 2008 and recorded in the Official Records of Sonoma County on May 22, 2008 with Recording No. 2008-47610 (the “Deed of Trust”) relating to property of the Borrower known as 2064 Gravenstein Highway, Sebastopol, California; and

C.           Borrower and the Bank have agreed to certain changes in the terms and conditions set forth in the Note, including, but not limited to, an extension of the maturity date, an increase in the interest rate and a change in the schedule of principal payments, and have agreed to modify the Note to reflect said changes.

AGREEMENTS

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.           Modification to Note.

(a) The first paragraph on page 1 of the Note entitled “USE OF PROCEEDS” is deleted in its entirety and replaced with the following:

“USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: for working capital and other general corporate purposes.”

(b) The third paragraph on page 1 of the Note entitled “INTEREST RATE” is deleted in its entirety and replaced with the following:

“INTEREST RATE.  Interest shall accrue on the unpaid principal balance of this Note during each Interest Period beginning January 1, 2011 at a rate per annum equal to 1-month LIBOR plus two hundred seventy-five (275) basis points (the “Interest Rate”).  “Interest Period” means each period commencing on and including the date an interest payment is due as provided in the Repayment Terms paragraph of the Note and ending on but excluding the date the next interest payment is due, with the first interest period commencing on January 1, 2011.  Upon determination by Bank of the Interest Rate for any Interest Period, such Interest Rate shall remain in effect for the entire Interest Period until redetermined for the next successive Interest Period.  “LIBOR” is the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on the Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).”

(c) The third paragraph on page 2 of the Note entitled “REPAYMENT TERMS” is deleted in its entirety and replaced with the following:

“REPAYMENT TERMS.  This Note shall be due and payable as follows:

1.  Commencing on June 1, 2008 and continuing on the first day of each month thereafter through and including December 1, 2010, consecutive monthly payments of accrued interest only;

2.  Commencing on January 1, 2011 and continuing on the first day of each month thereafter until the maturity date, consecutive monthly principal payments of $20,833.33, plus accrued interest;

3.  In any event, all outstanding principal and interest due and payable under this Note shall be due and payable on January 1, 2016”

II.           Miscellaneous.

(a)           Borrower acknowledges, affirms and agrees that the Deed of Trust shall continue to secure any and all of Borrower’s indebtedness to the Bank under the Note, as amended hereby.

(b)           Borrower agrees to execute and deliver, or cause to be executed and/or delivered, from time to time such further documents and agreements which the Bank deems necessary, in its commercially reasonable discretion, in order to give effect to the transactions contemplated hereby.

(c)           This Agreement shall be governed by and construed in accordance with the laws of the State of California (except its conflicts of laws provisions).

(d)           This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding upon and enforceable against the parties hereto.

(e)           This Agreement shall be binding upon Borrower, the Bank and their respective successors and assigns.

(f)            Borrower represents that it is legally and validly indebted to the Bank by virtue of the Note, which has a principal balance of $2,500,000 as of December 20, 2010.

(g)           Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification, and constitute the lawful and binding obligations of Borrower, duly authorized by all necessary action, and enforceable in accordance with their respective terms.  All terms defined in the Note shall have the same meaning when used in this Agreement. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof. This Agreement and the Note shall be read together, as one document.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREFORE, the parties have caused this Agreement to be executed and delivered by the proper and duly authorized officers as of the date first above written.

BORROWER: SONOMAWEST HOLDINGS, INC. By: /s/ Walker R. Stapleton Walker R. Stapleton Its President

BANK: WELLS FARGO, NATIONAL ASSOCIATION, as successor by merger to Wachovia Bank, National Association By /s/ Anne S. Wilson Anne S. Wilson Senior Vice President

[Signature Page to First Modification of Promissory Note]